EXHIBIT 3.1

STATE  OF  DELAWARE
SECRETARY  OF  STATE
DIVISION  OF  CORPORATIONS
FILED  09:00  AM  08/26/1998
918335881  -  2938012


                          CERTIFICATE OF INCORPORATION

                                       OF

                          SILVA BAY INTERNATIONAL INC.

                        ________________________________


     FIRST.          The  name  of  this  corporation  shall  be:

                          SILVA BAY INTERNATIONAL INC.

     SECOND.     Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle, 19805, and its registered agent at such address is THE COMPANY CORPORATION.

     THIRD.     The  purpose  or  purposes  of  the  corporation  shall  be:

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH.     The  total  number of shares of stock which this corporation is authorized  to  issue  is:

     Eighty Million (80,000,000) shares with a par value of One Tenth of One Mil ($.0001) per share, amounting to Eight Thousand Dollars ($8,000) which are Common Stock, and Twenty Million (20,000,000) shares with a par value of One Tenth of One Mil ($.0001) amounting to Two Thousand Dollars ($2,000) which are Preferred Stock.

     FIFTH.     The  name and mailing address of the incorporator is as follows:

                    Stacie  Keffer
                    The  Company  Corporation
                    1013  Centre  Road
                    Wilmington,  DE  19805

     SIXTH.     The  Board  of Directors shall have the power to adopt, amend or repeal  the  by-laws.

     IN WITNESS WHEREOF, The undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this twenty-sixth day of August, A.D. 1998.


                                                       /s/ Stacie Keffer
                                                       -------------------------
                                                       Stacie Keffer
                                                       Incorporator




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